Exhibit 10(b)

October 2006

RESOLUTION

TCF FINANCIAL CORPORATION

COMPENSATION, NOMINATING, CORPORATE GOVERNANCE COMMITTEE

Re:  Amendment to Incentive Stock Program (the “Program”) and Stock Awards for Discretionary Adjustments for Stock Splits and Other Corporate Transaction

                WHEREAS, new stock compensation accounting pronouncements indicate that adverse accounting impact to the company will result if the current programs were interpreted as allowing this Committee as having the authority to make discretionary adjustments to stock and option awards in the event of a stock split or other corporate equity restructuring transaction; and

                WHEREAS, the adjustment of such awards can be specifically provided for automatically, since the intent of the Program is to equalize the value of the awards before and after such transactions, and Finance and KPMG, LLP has determined that such automatic adjustments do not result in adverse accounting impact;

                NOW, THEREFORE, IT IS HEREBY

                RESOLVED, that the first paragraph of Section 17 of the Program is amended to read as follows:

                                17.           Adjustment Provisions.

                                                                                                If the Company shall at any time after approval of this Program by the stockholders change the number of issued Common Shares without new consideration to the Company (such as by reason of any reorganization, recapitalization, stock split, combination or exchange of shares, merger, consolidation or any change in the corporate structure of TCF Financial or in the shares of Common Stock, or in the event of any issuance of preferred stock or other change in the capital structure of TCF Financial which is significant for purposes of this Agreement), the total number of shares reserved for issuance under this Program, the maximum limit on awards to any person in any year in paragraph 4 hereof, and the number of shares covered by each outstanding Benefit shall be automatically adjusted so that the limitations, the aggregate consideration payable to the Company, and the value of each such Benefit shall not be changed.

                FURTHER RESOLVED, that the officers of this corporation, including, but not limited to, Gregory J. Pulles, General Counsel and Secretary and Diane O. Stockman, General Counsel for Corporate Affairs, are hereby authorized and directed to take such actions, and sign such documents on behalf of the company as they deem appropriate or necessary to carry out the intents and purposes of this Resolution.